UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 13, 2020
COMMISSION FILE NUMBER 1-6780
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
COMMON STOCK, $0.00 PAR VALUE	RYN	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

RAYONIER INC.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Revolving Credit Facility Accordion Increase
On April 13, 2020, Rayonier Inc. (“Rayonier” or “the Company”), Rayonier TRS Holdings Inc. (“TRS”) and Rayonier Operating Company LLC (“ROC”, collectively with Rayonier and TRS, each individually a “Borrower” and collectively, the “Borrowers”) entered into an Accordion Increase Agreement (the “Accordion Increase Agreement”) with the Lenders party thereto and CoBank, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”), to amend certain terms of the Credit Agreement dated August 5, 2015, among the Borrowers, the several banks, financial institutions and other institutional lenders from time to time party thereto as “Lenders” (the “Lenders”), the Administrative Agent and the other parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”).
The Credit Agreement governs the terms of the Company’s preexisting senior unsecured credit facilities established prior to the date hereof in the aggregate principal amount of $900 million, consisting of a revolving credit facility in the initial amount of $250 million (the “Revolving Credit Facility”) entered into on April 1, 2020, a term loan facility in the amount of $350 million entered into on August 5, 2015 and an incremental term loan facility in the initial amount of $300 million entered into on April 28, 2016.
The Accordion Increase Agreement, among other things, and subject to satisfaction of certain other customary conditions, increased the aggregate commitments under the Revolving Credit Facility from $250 million to $300 million.
After giving effect to the Accordion Increase Agreement, on April 16, 2020, Rayonier had $216.5 million of availability under the Revolving Credit Facility. Rayonier may use a portion of the amounts available under the Revolving Credit Facility to finance the previously announced acquisition of Pope Resources, A Delaware Limited Partnership (“Pope Resources”) and the related fees and expenses.
New Incremental Term Loan
On April 16, 2020, the Borrowers entered into a Third Amendment and Incremental Term Loan Agreement (the “Amendment Agreement”) with the Lenders party thereto, the Administrative Agent and the other parties thereto, to amend certain terms of the Credit Agreement and to provide an additional senior unsecured incremental term loan facility to ROC in an aggregate amount of $250 million (the “2020 Incremental Term Loan Facility”) to be advanced by certain Lenders providing commitments under the 2020 Incremental Term Loan Facility, which Rayonier expects to use to finance the acquisition of Pope Resources and the related fees and expenses.
The periodic interest rate on the 2020 Incremental Term Loan Facility is based, at ROC’s option, on either (1) a Eurodollar rate plus an applicable margin (currently 1.850%) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of (a) the prime rate, (b) the federal funds rate plus ½ of 1.00%, and (c) the one-month Eurodollar rate plus 1.00%, plus an applicable margin (currently 0.850%) based on the Leverage Ratio. Interest is payable either quarterly or every one, two, or three months, depending on which type of interest rate is selected by ROC. The 2020 Incremental Term Loan Facility allows for the Borrowers to receive annual patronage payments, which are profit distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user.
All advances made under the 2020 Incremental Term Loan Facility must be repaid by ROC on April 16, 2025. Advances made under the 2020 Incremental Term Loan Facility may be prepaid by ROC, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Eurodollar rate prior to the end of the interest period for such advance), at any time in whole or part.
The 2020 Incremental Term Loan Facility will be subject to the covenants and events of default contained in the Credit Agreement. The Credit Agreement contains financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions. The Credit Agreement also contains customary events of default. If an event of default occurs and is continuing, the Lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities thereunder may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).
Some of the Lenders and potential lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.

For additional information on the Credit Agreement and facilities thereunder, including the terms thereof, see Rayonier’s Current Reports on Form 8-K dated August 5, 2015, May 5, 2016 and April 2, 2020. The foregoing description of the Accordion Increase Agreement and the Amendment Agreement do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Accordion Increase Agreement and the Amendment Agreement, copies of which will be filed with Rayonier’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On March 30, 2020, Rayonier closed a disposition consisting of approximately 67,000 acres of timberland in Mississippi for total cash consideration of $116 million. As of April 16, 2020, the Company had cash on hand of approximately $390.9 million, inclusive of proceeds received from the timberland disposition and advances under the 2020 Incremental Term Loan Facility, as well as availability under its Revolving Credit Facility of $216.5 million. The Company expects to use a portion of its available liquidity to fund its previously announced acquisition of Pope Resources and the related fees and expenses, which the Company expects to close on or around May 8, 2020.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary

April 17, 2020

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